Exhibit 10.16

FORM OF DEBENTURE

THIS DEBENTURE (THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTION INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

DEBENTURE

GUARANTY BANCSHARES, INC.

[            ]% Non-Convertible, Unsecured, Redeemable Debenture

Due [            ]

No. [            ]    $[            ]

This Debenture is issued by Guaranty Bancshares, Inc., a Texas corporation (the “Company”) in favor of                  or its assigns (“Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest.

For value received on                 , the Company hereby promises to pay to the order of Holder in lawful money of the United States of America and in immediately available funds the principal sum of $            . Interest shall accrue on the unpaid principal of this Debenture at the rate of                          (            %) per year (computed on the basis of the 365-day year and the actual days elapsed) from the date of this Debenture until paid. Interest shall be due and payable semi-annually on April 1 and October 1 each year, or on the Monday next following such dates if payment shall be due on a weekend or federal holiday. At the Company’s option, the entire principal amount and all accrued interest may be paid to the Holder on or before the due date of this Debenture.

Section 1.02 Right of Redemption.

The Company shall have the right to redeem, with thirty (30) business days advance notice to the Holder, any or all outstanding Debentures remaining in its sole discretion (“Right of Redemption”). The redemption price shall be equal to 100% of the face amount of the Debenture redeemed plus all accrued interest (“Redemption Price”).

Section 1.03 Subordinated Nature of Debenture.

This Debenture and all payments hereon, including principal or interest, shall be subordinated and junior in right of payment to (i) all accounts payable of the Company incurred in the ordinary course of business; (ii) the indebtedness owed to Frost Bank on the Company’s $11 million line of credit (“Frost Line of Credit”) extended by Frost and evidenced by that certain promissory note dated July 25, 2012 payable to Frost Bank and in the related loan documents executed by the Company in connection with the Frost Line of Credit, which Frost Line of Credit may be renewed, extended, increased and modified from time to time and shall at all times remain superior in priority to this Debenture; and (iii) the indebtedness in the approximate $5.2 million amount of junior subordinated debentures reflected in Trust Preferred securities issued by subsidiaries of the Company on March 31, 2002 and October 1, 2006.

ARTICLE II.

Section 2.01 Amendments and Waiver of Default.

The Debenture may be amended with the consent of Holder. Without the consent of Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III.

Section 3.01 Events of Default.

An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency.

ARTICLE IV.

Section 5.01 Notice.

Notices regarding this debenture shall send to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:

Guaranty Banchshares, Inc.

P.O. Box 1158

Mt. Pleasant, Texas 75456-1158

Attention: Cappy Payne, CFO

Telephone: 903.572.9881

If to the Holder:

Section 5.02 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

The courts of the State of Texas shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement. Any proceedings in connection with such dispute shall be brought in the courts of the State of Texas sitting in the County of Titus, the court of the United States of America for the Northern District, and appellate courts having jurisdiction of appeals from any of the foregoing. Each party hereto waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of proceedings in such State of Texas courts. Each party hereto also agrees that a judgment against it in proceedings brought in the State of Texas shall be conclusive and binding upon it and may be enforced in any other jurisdiction. Each party hereto irrevocably submits and agrees to submit to the jurisdiction of the courts of the State of Texas sitting in the County of Titus, the court of the United States of America for the Northern District, and appellate courts having jurisdiction of appeals from any of the foregoing.

Section 5.03 Severability.

The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force effect.

Section 5.04 Entire Agreement and Amendments.

This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 5.05 Counterparts.

This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute an instrument.

IN WITNESS WHEREOF, with the intent to legally bound hereby, the Company has executed this Debenture as of the date first written above.

GUARANTY BANCSHARES, INC.

By:
Name:	Ty Abston
Title:	Chairman and Chief Executive Officer